UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

Bumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40054	85-3604367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street, Austin, Texas	78756
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 696-1409

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 17, 2025, Bumble Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the appointment of Whitney Wolfe Herd, the Company’s Founder and Executive Chair of the Board, to the role of the Company’s Chief Executive Officer, effective as of March 17, 2025. This Current Report on Form 8-K/A amends the Original 8-K to provide information required to be disclosed pursuant to Item 5.02 that had not been determined at the time of the filing of the Original 8-K, as provided by Instruction 2 to Item 5.02. No other changes have been made to the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e)

In connection with the appointment of Ms. Wolfe Herd, the Company’s Founder and Executive Chair of the Board, to the role of the Company’s Chief Executive Officer, effective as of March 17, 2025 (the “Effective Date”), Ms. Wolfe Herd entered into a letter agreement with the Company on February 28, 2025 (the “Agreement”). Pursuant to the Agreement and upon the Effective Date, Ms. Wolfe Herd will continue to (i) receive the same annual base salary as currently in effect, (ii) be eligible to receive an annual cash bonus in accordance with the Company’s bonus plan with a target bonus amount equal to 100% of Ms. Wolfe Herd’s annual base salary, and (iii) be eligible to participate in the Company’s employee benefit plans and programs available to senior executives. Ms. Wolfe Herd’s existing equity awards will also continue to vest in accordance with their terms. In addition, as soon as reasonably practicable following the Effective Date, Ms. Wolfe Herd is entitled to receive an equity grant comprised of restricted stock units with a grant date fair value of $9 million.

The Agreement supersedes the letter agreement entered into between Ms. Wolfe Herd and the Company in connection with Ms. Wolfe Herd’s transition to the Executive Chair role in January 2024.

The foregoing summary description of the terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 attached hereto and the terms of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated as of February 28, 2025, by and between Bumble Inc. and Whitney Wolfe Herd

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUMBLE INC.

Date: February 28, 2025	By:	/s/ Elizabeth Monteleone
	Name:	Elizabeth Monteleone
	Title:	Chief Legal Officer